Exhibit 10.23

CURTISS-WRIGHT CORPORATION
SAVINGS & INVESTMENT PLAN

As Amended and Restated effective January 1, 2001

THIRTEENTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation (“the Company”) has heretofore adopted the Curtiss-Wright Corporation Savings & Investment Plan (“the Plan”).

2.

The Company caused the Plan to be amended and restated in its entirety, effective as of January 1, 2001, in order to maintain the Plan’s compliance with the requirements of the Internal Revenue Code (“the Code”) and applicable regulations thereunder, and caused the Plan, as so amended and restated, to be submitted to the Internal Revenue Service (“IRS”), pursuant to Rev. Proc. 2001-6, for a determination that the Plan is a qualified plan, within the meaning of Sec. 401 of the Code.

3.

Subsequent to the most recent amendment and restatement of the Plan, it has become necessary to further amend the Plan to implement an Eligible Automatic Contribution Arrangement effective January 1, 2009; and to add Roth 401(k) provisions effective January 1, 2010.

4.	Section 12.01(a) of the Plan permits the Company to amend the Plan, by written instrument, at any time and from time to time, by action of the Board.

Amendments to the Plan:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects, to be effective as specified herein:

1. Article 1 is amended, effective January 1, 2009, by inserting, immediately after Section 1.15, the following new Section 1.15A to read as follows:

“1.15A ‘Automatic Deferred Cash Contribution’ means amounts contributed pursuant to Section 3.01B.”

2. Article 1 is amended, effective January 1, 2009, by inserting, immediately after Section 1.31, the following new Section 1.31A to read as follows:

“1.31A ‘Covered Member’ means any eligible Employee who is covered by the Automatic Contribution Arrangement under Section 3.01B.”

3. Article 2 is amended, effective January 1, 2009, by adding a new Section 2.06 to read as follows:

“2.06	Automatic Membership.

(a)

Notwithstanding any provision of the Plan to the contrary, any eligible Employee (as provided under Section 2.01(d)), and unless otherwise excluded under paragraph 2.06(c), whose date of hire, rehire or acquisition is on or after January 1, 2009 and who has not made an affirmative election to become a Member (or affirmatively declined to become a Member) pursuant to Section 2.02 shall become a Covered Member on the first Enrollment Date which is on or about 45 days after his or her date of hire, rehire or acquisition, or the date he or she actually completes 1,000 hours (if applicable, pursuant to Section 2.01(d).

(b)

Notwithstanding any provision of the Plan to the contrary, any eligible Employee whose date of hire, rehire or acquisition is on or before December 31, 2008 and who has not affirmatively elected to become a Member (or affirmatively declined to become a Member) pursuant to Section 2.02 shall become a Covered Member on the first Enrollment Date which is on or about 45 days after January 1, 2010.

(c)	(i)	Notwithstanding any provision of the Plan to contrary, any employee of Curtiss-Wright Controls is not eligible to become a Covered Member under (b) above.

(ii)

Notwithstanding any provision of the Plan to the contrary, any eligible Employee who is employed by Metal Improvement Company whose date of hire, rehire or acquisition is on or after January 1, 2010 and who has not made an affirmative election to become a Member (or affirmatively declined to become a Member) pursuant to Section 2.02 shall become a Covered Member on the first Enrollment Date which is on or about 45 days after his or her date of hire, rehire or acquisition, or the date he or she actually completes 1,000 hours (if applicable, pursuant to Section 2.01(d). Any eligible Employee who is employed by Metal Improvement Company whose date of hire, rehire or acquisition is before January 1, 2010 shall not be eligible to become a Covered Member.”

4. Article 3 is amended, effective January 1, 2009, by inserting, immediately after Section 3.01A, the following new Section 3.01B to read as follows:

          “3.01B Automatic Contribution Arrangement.

(a)

Automatic Deferred Cash Contributions will be made on behalf of Covered Members who do not have an affirmative election in effect regarding Deferred Cash Contributions. The amount of Automatic Deferred Cash Contributions made for a Covered Member each pay period is equal to 3% multiplied by the Covered Member’s Compensation for that pay period.

(b)

A Covered Member will have a reasonable opportunity after receipt of the notice required described in (d) below to make an affirmative election regarding Deferred Cash Contributions (either to have no Deferred Cash Contributions made or to have a different amount of Deferred Cash Contributions made) before Automatic Deferred Cash Contributions are made on the Covered Member’s behalf. Automatic Deferred Cash Contributions being made on behalf of a Covered Member will cease as soon as administratively feasible after the Covered Member makes an affirmative election.

(c)

Automatic Deferred Cash Contributions will be reduced or stopped to meet the limitations under Sections 401(a)(17), 402(g) and 415 of the Code and to satisfy any suspension period required after a hardship distribution.

(d)

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Member a comprehensive notice of the Member’s rights and obligations under this Automatic Contribution Arrangement, written in a manner calculated to be understood by the average Covered Member. If an eligible Employee becomes a Covered Member after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided within a reasonable period of time and in accordance with Section 1.414(w)-1 of the Income Tax Regulations.

The notice must accurately describe:

	(i)	The amount of Automatic Deferred Cash Contributions that will be made on the Covered Member’s behalf in the absence of an affirmative election;

	(ii)	The Covered Member’s right to elect to have no Deferred Cash Contributions made on his or her behalf or to have a different amount of Deferred Cash Contributions made;

	(iii)	How Automatic Deferred Cash Contributions will be invested in the absence of the investment instructions; and

	(iv)	The Covered Member’s right to make a withdrawal of Automatic Deferred Cash Contributions and the procedures for making such a withdrawal.

(e)

No later than 75 days after the recordkeeper first receives a Covered Member’s Automatic Deferred Cash Contribution, the Covered Member may request a distribution of his or her Automatic Deferred Cash Contributions. In no event may a Covered Member request a distribution of his or her Automatic Deferred Cash Contributions later than 90 days after Automatic

Deferred Cash Contributions are first withheld from a Covered Member’s pay. No spousal consent is required for such a withdrawal. The amount to be distributed from the Plan upon the Covered Member’s request is equal to the amount of Automatic Deferred Cash Contributions made through the earlier of (i) the pay date for the second payroll period that begins after the Covered Member’s withdrawal request and (ii) the first pay date that occurs after 30 days after the Covered Member’s request, adjusted to reflect any investment gains or losses attributable to those contributions through the date of distribution. Any fee charged to the Covered Member for the withdrawal may not be greater than any other fee charged for a cash distribution. Unless the Covered Member affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Automatic Deferred Cash Contributions made on the Covered Member’s behalf as of the date specified above.

Automatic Deferred Cash Contributions distributed pursuant to this paragraph (e) are not counted towards the dollar limitation on Deferred Cash Contributions contained in Section 402(g) of the Code, nor for the Actual Deferral Percentage test.”

5. Article 9 is amended, effective January 1, 2009, to add the following new Section 9.10 to read as follows:

“9.10 Worker, Retiree, and Employer Recovery Act of 2008

Notwithstanding any provision of the Plan to the contrary. a Member who has terminated employment and who would, but for the enactment of the Worker, Retiree, and Employer Recovery Act of 2008, be required to take a distribution of his Vested Account pursuant to Sections 9.04 and 9.07 during the Plan Year beginning on January 1, 2009, may elect to receive a single lump sum payment of all or a portion of his entire Vested Account. Such distribution shall not be considered a minimum distribution payment under Section 401(a)(9) of the Code if made on or before December 31, 2009.”

6. Article 1, Section 1.01 is amended, effective as of January 1, 2010, by inserting, immediately after the phrase “the Catch-Up Account” the new phrase “the Roth Deferred Cash Contribution Account”.

7. Article 1 is amended, effective January 1, 2010, by inserting, immediately after Section 1.36, the following new Sections 1.36A and 1.36B:

“1.36A‘Roth Deferred Cash Contribution Account’ means the account credited with the Roth Deferred Cash Contributions made on a Member’s behalf and earnings on those contributions.”

1.36B ‘Roth Deferred Cash Contribution’ means amounts contributed pursuant to Section 3.01C that are (a) designated irrevocably by the Participant at the time the election is made as a Roth Deferred Cash Contribution that is being made in lieu of all or a portion of the Deferred

Cash Contributions the Participant is otherwise eligible to make under the Plan; and (b) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made an election.”

8. Article 2, Section 2.02(a) is amended, effective January 1, 2010, to read as follows:

“(a) designates the percentage of Compensation he wishes to contribute under the Plan under Section 3.02 or makes the election described in Section 3.01, 3.01A or 3.01C, or any combination thereof.”

9. Article 3 is amended, effective January 1, 2010, by adding by inserting, immediately after Section 3.01B, a new Section 3.01C to read as follows:

“3.01C Roth Deferred Cash Contributions

(a)

Effective January 1, 2010, a Participant may elect on his application filed under Section 2.02 to irrevocably designate Deferred Cash Contributions (under Section 3.01) as Roth Deferred Cash Contributions. Any Roth Deferred Cash Contributions shall be invested in one or more Investment Funds, as authorized by the Chairman of the Board of Directors or its designees, subject to (b) below.

(b)

The Plan will maintain a separate record of the amount of Roth Deferred Cash Contributions in each Participant’s account. Contributions and withdrawals of Roth Deferred Cash Contributions will be credited and debited to the Roth Deferred Cash Contribution Account maintained for each Participant. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Deferred Cash Contribution account and the Participant’s other accounts under the Plan.

(c)	No contributions other than Roth Deferred Cash Contributions and properly attributable earnings will be credited to each Participant’s Roth Deferred Cash Contributions Account.

(d)

Unless specifically stated otherwise, Roth Deferred Cash Contributions will be treated as Deferred Cash Contributions for all purposes under the Plan, including hardship distributions under Section 7.03 and loans under Article 8.

(e)

In the case of a distribution of excess contributions under Section 3.07, a Highly Compensated Employee may designate the extent to which the excess contribution is composed of Deferred Cash Contributions and Roth Deferred Cash Contributions but only to the extent such types of contributions were made for the year. If the Highly Compensated Employee does not designate which type of contributions are to be distributed, the Plan will distribute Deferred Cash Contributions first.”

10. Article 3 is amended, effective January 1, 2010, by adding the following new paragraph to the end of Section 3.04, to read as follows:

“Effective January 1, 2010, the Plan will also accept a rollover contribution to a Roth Deferred Cash Contribution Account only if it is a direct rollover from another Roth Deferred Cash Contribution Account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.”

11. Article 7, Section 7.03(a) is amended, effective January 1, 2010, to read as follows:

“(a) A Member who has withdrawn the total amount available for withdrawal under the preceding Sections of this Article may, subject to Section 7.04, elect to withdraw not more than once in a Plan Year all or part of the Deferred Cash Contributions (including Catch-Up Contributions and Roth Deferred Cash Contributions) made on his behalf to his Deferred Account (his Catch-Up Account and his Roth Deferred Cash Contribution Account) upon furnishing proof of Hardship satisfactory to the Committee.”

12. Article 9 is amended, effective January 1, 2010, to add the following new flush paragraph to the end of Section 9.08 to read as follows:

“Notwithstanding the above, a direct rollover of a distribution from a Roth Deferred Cash Contribution Account will only be made to another Roth Deferred Cash Contribution Account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.”

IN WITNESS WHEREOF, this amendment has been executed on this _____ day of _______, 2009.

CURTISS-WRIGHT CORPORATION
SAVINGS & INVESTMENT PLAN
ADMINISTRATIVE COMMITTEE

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